Exhibit 5.2

[Shipman & Goodwin LLP]

October 19, 2011

Tangoe, Inc.

35 Executive Boulevard

Orange, Connecticut 06477

Re:                               Amended and Restated 1999 Stock Plan

Amended and Restated Employee Stock Option/Stock Issuance Plan

Amended and Restated Executive Stock Option/Stock Issuance Plan

2005 Stock Incentive Plan

Ladies and Gentlemen:

This firm has acted as counsel to Tangoe, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating, in part, to an aggregate of 6,999,619 shares of common stock, par value $0.0001 per share (the “Shares”), of the Company, issuable under the Company’s Amended and Restated 1999 Stock Plan, Amended and Restated Employee Stock Option/Stock Issuance Plan, Amended and Restated Executive Stock Option/Stock Issuance Plan and 2005 Stock Incentive Plan (collectively, the “Plans”).

The opinion expressed herein is limited to the federal law of the United States and the Delaware General Corporation Law.

In rendering the opinion set forth below, we have examined (i) the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and (ii) the Plans, as amended.  We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, certificates of public officials and of officers and other representatives of the Company and such other documents and instruments, and have made such other examinations, as we have deemed necessary or appropriate to enable us to render the opinion set forth herein.

In rendering the opinion set forth below, we have assumed, among other things, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures, and the legal capacity of natural persons.

In rendering the opinion set forth below relating to the status of the capital stock available for issuance under the Plans, we have relied without further investigation on (i) the Company’s Certificate of Incorporation, (ii) minute books relating to meetings and written actions of the Board of Directors and stockholders of the Company and stock records in our possession and (iii) the completeness and accuracy of the corporate records describing all of the Company’s authorizations and issuances of shares of its capital stock, options, warrants, conversion privileges or other rights to purchase shares of its capital stock.

In rendering the opinion set forth below relating to the status of the capital stock available for issuance under the Plans, we have further relied on certain matters ratified and approved by the Company’s Board of Directors on July 24, 2008 and on April 16, 2010 (collectively, the “Ratification”).  With your permission, we have assumed the validity and effectiveness of the Ratification and have relied on the published opinion of the Delaware Chancery Court in Igor Kalageorgi v. Victor Kamkin, Inc. et al., Del. Ch., 750 A.2d 531 (1999), in regards to the Ratification.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, it is our opinion that the Shares have been duly authorized for issuance and when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion upon any matter other than the opinion explicitly set forth above, and such opinion shall not be interpreted to be an implied opinion upon any other matter.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Shipman & Goodwin LLP

Shipman & Goodwin LLP